EQUIPMENT LEASE AGREEMENT

By this private instrument and in the best legal form, on one hand:

1.
1.  MINERAL – PARCEIROS EM MINERAÇÃO LTDA., a limited liability company headquartered at Rua do Rocio, nº 423, 5º andar, conjunto 507, Vila Olímpia, in the city and State of São Paulo, CEP 04.552-000, enrolled with National Roll of Legal Entity of Ministry of Finance (hereinafter simply referred to as “CNPJ/MF”) under no. 12.506.224/0001-59, herein represented by MICHAEL CAMPBELL, hereinafter simply referred to as “Lessor”;

On the other hand,

2.
REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, a sole proprietorship company located at Bom Jardim farm, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso, enrolled with CNPJ/MF under no. 08.838.089/0001-71; hereinafter jointly referred to as “Lessee”;

Lessor and Lessee each individually referred to as a “Party” and jointly as the “Parties”.

WHEREAS, LESSOR is the owner and holder of the equipment listed on ATTACHMENT I, acquired for the purposes of leasing to LESSEE.

WHEREAS, LESSEE is interested in leasing such equipment to be used in the ore activities at Bom Jardim farm, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso ), and LESSOR is interested in the lease of such equipment to LESSEE.

The PARTIES herein have fair and adjusted pursuant to the laws and according to the provisions in the Civil Code of Brazil (Law no. 10.406/2002) to sign this "Equipment Lease Agreement" hereinafter simply referred to as the "AGREEMENT" to be governed by the following terms and conditions:

1. THE SUBJECT:

1.1.        LESSOR herein undertakes to lease to LESSEE the equipment and any auxiliary equipment required to the operations, as described on ATTACHMENT I hereof, according to the provisions and conditions set forth herein, and Attachments hereto.

1.2.        LESSOR represents that the leased equipment should be available whenever required at the beginning of the operations (hereinafter simply referred to as “Start-up”), and that it holds the proper authorizations to sign this Agreement and lease the EQUIPMENT to LESSEE.

1.2.1.     The parties herein agree that the date of the Start-up shall be the date of the beginning of the Ore Properties operation after the interruption to construct the new processing plant and install EQUIPMENT, according to the provisions under the Loan Agreement.

1.3.        LESSOR represents that the EQUIPMENT shall be delivered in perfect condition, as applicable, and when assembled they shall be in perfect operating condition.

1.3.1      LESSEE is herein obliged to provide to LESSOR within ten (10) days of the lease, the list of any defaults found in the EQUIPMENT.  If Lessee fails to do so, the EQUIPMENT shall be deemed in perfect condition, and LESSOR will not be able to claim any defect in the EQUIPMENT after such term.

2. LESSEE OBLIGATIONS

2.1.        The LESSEE undertakes:

2.1.1	To pay timely the lease amounts as agreed on ATTACHMENT II hereof.

2.1.2
Insure, preserve, and maintain on its own account the EQUIPMENT in perfect condition during the term of this AGREEMENT, except for the natural wear and tear arising from the EQUIPMENT use and operation of the EQUIPMENT.

2.1.3
The EQUIPMENT shall not be used for purposes other than the intended purposes, and different from industry standards, or causing the deterioration and damages to EQUIPMENT, excluding those arising from the regular use.

2.1.4	Allow the access to LESSOR’s representatives during business hours, for inspection according to the Seventh Paragraph.

2.1.5	Inform LESSOR of any and all trespass by third parties.

2.1.6
Return the EQUIPMENT at the termination of the lease in the same condition as they were received, and no compensation of the natural wear and tear is applicable which arises from the regular use of the EQUIPMENT.

2.1.7	No change shall be made to the EQUIPMENT structure and components thereof, without LESSOR’s prior authorization.

2.1.7.1      LESSEE is not entitled to receive, reimburse or withhold any improvement required or useful to the performance of the EQUIPMENT, with or without LESSOR’s express consent.

2.1.8	Being liable for any damage or loss caused to LESSOR or third parties resulting from its representatives and/or employee’s acts or omission arising to the lease.

2.1.9	Preserve and hold LESSOR exempt from any claims, demands, complaints, representations whatsoever arising from the action or omission thereof, or subcontracted action or omission.

2.1.10
It shall hold LESSOR harmless from any and all indemnity claim for losses and damages or any losses suffered by LESSEE in respect to this AGREEMENT, regardless of whether proper and sufficient insurance had contracted for such circumstances.

2.1.11
To be liable for the correct use, keeping and conservation of EQUIPMENT, materials and tools, provided by LESSOR, as well as reimbursing LESSEE for occasional loss, damage, deterioration or depreciation if they are not related to regular performance of this AGREEMENT.

2.1.12	Contract for insurance according to the Sixth Paragraph of this AGREEMENT.

2.1.13	Except upon LESSOR’s prior and express consent, the assets in guarantee of this AGREEMENT should not be disposed, leased, sublet, or transferred under any title.

2.1.14	Bearing with replacement costs regarding the EQUIPMENT, tools, spare parts, material and accessories for the EQUIPMENT and expenses of any repair, which shall be performed rapidly and efficiently.

2.1.14.1    The replacement and repair costs mentioned above, comprise all the due expenses, from the spare parts, accessories and materials acquisition up to the installation and assembly in original EQUIPMENT.

2.1.14.2    EQUIPMENT repair or maintenance shall be made by specialized and qualified companies or professionals which names and respective qualifications shall be submitted to LESSOR for prior approval.

2.2         LESSEE is liable for paying all obligations and burdens related to the EQUIPMENT including, but not limited to, the maintenance, filling thereof among other costs related to EQUIPMENT’s use.  LESSEE is liable also for all burdens and labor obligations related to any LESSEE employee or any third party operating the EQUIPMENT.  Therefore, there is no labor bond between such people and LESSOR.

3. THE LESSOR OBLIGATIONS

3.1.	The LESSOR undertakes:

3.1.1	To ensure the EQUIPMENT is free and clear of any burden, lien and/or restriction whatsoever.

3.1.2	Ensure the EQUIPMENT possession and use by LESSEE of the EQUIPMENT during the validity term of this AGREEMENT.

3.1.3	Supply the technical instructions to LESSEE related to the EQUIPMENT operation for the proper use thereof.

4. COMMITMENT.

4.1.        At the end of the second year of the Agreement validity, if LESSEE has (i) fulfilled all the obligations herein, and (ii) the accounts and financial statements were examined by audit and comply with the generally accepted accounting principles of the United State of America (USGAAP), and LESSOR with LESSEE support has concluded the audit satisfactory to the requirements of U.S. Securities and Exchange Commission, LESSOR undertakes to contribute with the EQUIPMENT herein granted in consideration for the receipt of thirty percent (30%) share on all ore activities performed in ORE PROPERTIES, from the ore extraction, waste processing, and cancel the loan granted by the Loan Agreement.  If the Parties fail to complete the audit in time to allow LESSOR to cancel the loan, and contribute with EQUIPMENT, the Parties herein agree to extend the term under this Paragraph until the conclusion of the qualified audit.

4.2.        Timely, the Parties should evaluate in good faith the most efficient form and structure for both Parties to be adopted to ensure the feasibility of the goal provided for under item 4.1.  Generally, the Parties agree to organize a new company pursuant the laws of Brazil, and perform the following contributions to the new company:

a) LESSEE shall contribute/ transfer to the new company, all the ore activities in ORE PROPERTIES, waste processing equipment and machinery to exploit, process, package, research and develop the ORE PROPERTIES, exempted from any burdens prior to the Company, and LESSOR is entitled to thirty percent (30%) of the net income of all ore activities performed in ORE PROPERTIES, from ore extraction, waste processing and all exploitation equipment.

b) LESSOR shall cancel all debt arising from the loan, and contribute equipment and machinery under the lease agreement, for ore processing, which title shall be owned by the new company.

5. THE TERM

5.1.        The lease term shall be ten (10) years from this date, and should be extended automatically for one (1) year period, except, if any PARTY expresses in writing the intent on the non-renewal of the AGREEMENT at least ninety (90) days prior to the termination date, or (ii) if the Parties agree otherwise.

6. PRICE

6.1.        The monthly lease amount is provided for in ATTACHMENT II hereof.  The rental shall be payable by LESSEE monthly up to the fifth (5th) day of the month subsequent to the lease.

6.2.        LESSEE should make prepayments on its own discretion on the amounts provided for under ATTACHMENT II hereof.

6.3.        Any deterioration, appreciation or devaluation of EQUIPMENT, although with no LESSEE fault should not allow or cause the reduction on the monthly fixed rental agreed by the PARTIES  in this AGREEMENT.

7. INSURANCE

7.1.        LESSEE on its own account shall arrange the contracting of the damages insurance required for the fulfillment of this AGREEMENT according to the Brazilian Laws and intended to cover the EQUIPMENT, including all and any movement and third parties on LESSOR service, taking into account the amount required for the full replacement of the EQUIPMENT, also the civil liability insurance for damages to be caused to third parties by the operation thereof, as personal damages (such as body injury, death) and material or moral damages.  The Parties agree they shall work jointly to find the proper insurance with all conditions required to cover totally LESSEE against any damage, losses and third parties.

8.  INSPECTION

8.1.        LESSEE should inspect the EQUIPMENT to check the proper use and the EQUIPMENT status.  The inspection shall be made by LESSOR’s representative in charge for checking the EQUIPMENT.

8.2.        Total or partial action or omission of the inspection should not exempt LESSOR from the total liability for the EQUIPMENT.

8.3.        LESSEE shall ensure the general, unlimited and unrestricted access to the MINERAL PROPERTIES and operations maintained by LESSEE in ORE PROPERTIES of LESSOR representative to check the progress, costs and outcomes of the daily ore production of LESSEE, also granting access to LESSEE’s accountancy including the taxes paid by LESSEE and whatever is required to determine the PRODUCTION NET INCOME.

8.3.1	PRODUCTION NET INCOME is the income from the ore production in MINERAL PROPERTIES after the costs, expenses and taxes assessed and payable on the total of ore production are calculated and deducted.

9. GUARANTEE

9.1.        The following guarantee shall be established on LESSOR’s behalf on the date the Agreement is signed to ensure the payment of any obligation arising from this Agreement such as rentals, interests, fines and collection expenses.

9.1.1
First priority guarantee on the ore deposited in the waste tank of ORE PROPERTIES identified by the following geographic coordinates 15º41’30,51” and 56º21’06,84”, located at the sideways of the plant where the ore should be processed, with approximately 350 x 300 m extension, and 28 meters in height.

9.1.2	The first priority guarantee of thirty percent (30%) of the NET PRODUCTION of gold extracted from ORE PROPERTIES, from the date of LEASE beginning.

9.2.        All guarantees established herein should follow the provisions under the law to the formalization, and the Parties undertake to take all measures and sign any document required to the formalization up to the date of the signature hereof and LESSOR  is released from making EQUIPMENT available if the guarantees are not previously formalized.

9.3.        Any default of LESSEE or if LESSEE be released from the total payment of the LOAN, LESSEE shall grant unconditionally and irrevocably to LESSOR the irreversible and unconditional access to the assets under the guarantee, and shall allow and contribute with LESSOR to totally satisfy the credit held thereby.

9.4.        Except the burdens established herein on LESSOR behalf, LESSEE represents the assets mentioned under 9th Paragraph are under peaceful and undisturbed possession free and released from any burdens, including tax

9.5.        The total payment of rental, expenses, etc being made by LESSEE, the guarantees set forth under Section 9.1 shall be automatically released and the guarantees shall be terminated, therefore LESSOR undertakes to take all required measures before LESSEE to perform the release of said guarantees.

10. EQUIPMENT LIEN

10.1.      If LESSEE intends to dispose of the EQUIPMENT under this instrument, LESSEE has the preference on the acquisition, under the same conditions and prices of third parties, which shall be notified thereon in writing at least in fifteen (15) days.  If the term ends and LESSEE has not expressed an interest in making the acquisition, the EQUIPMENT shall be disposed to the interested party.

11. TERMINATION

11.1.      This AGREEMENT should be terminated immediately, upon written notice on the occurrence of one or more events hereunder, when the EQUIPMENT shall be immediately returned by LESSEE to LESSOR:

i)	Any PARTY, if the other breaches the contractual obligations and fails to cure said breach within ten (10) days from the pertaining notice;

ii)	Any PARTY, if the other party is ordered to undergo the court-supervised bankruptcy and such reorganization is accepted, or has a liquidation or dissolution requested;

iii)	LESSOR at any time upon at least ten (10) days prior notice to LESSEE; or

iv)	By LESSOR if LESSEE is in default of rental payments under the provisions of the ATTACHMENT II.

11.2.
LESSEE on its own discretion should require the termination of this AGREEMENT, if LESSEE is in default of all obligations herein and the Loan Agreement upon LESSOR’s discretion and LESSOR fails to make the disbursement related to the loan installments as provided for under Loan Agreement.

11.3      In any such event justifying this AGREEMENT termination as provided for under Paragraph 11, the defaulting Party shall have thirty (30) days term from the date of being properly notified by the other Party, pursuant the Paragraph 12, to cure such default.  Such term being elapsed and default Party has not cured the default, and upon notifying Party discretion, this Agreement shall be automatically terminated under the provisions of this Paragraph 11.

12. FINES

12.1.     If any party, LESSEE or LESSOR fails to comply with any obligations arising herein, the defaulting party is subject to the payment of the fine, non compensatory, corresponding to twenty percent (20%) of the rental amount of the  month immediately prior to the occurrence of the beginning of the breach of contractual obligation.

12.2.     In any termination and/or at the AGREEMENT termination, LESSEE is obliged to return immediately on its own account, irrespective of notice or prior notice, all EQUIPMENT to LESSOR, under the penalty of paying a monthly fine, non-compensatory, corresponding to twenty percent (20%) of the monthly rental amount, to be assessed on the termination date or agreement termination, based on pro rata die monthly rental amount of the last month the AGREEMENT  is in force.

12.3.     The penalties set forth under this Paragraph  has no compensatory nature and do not exclude any other provided by law or this AGREEMENT, nor is LESSEE liable for losses and damages caused to LESSOR in view of the breach of any provision or Paragraph of this AGREEMENT, or the improper use of EQUIPMENT.

12.4.     LESSOR is ensured the right of return in respect to LESSEE if LESSOR is obliged to repair any damage caused by LESSEE to third parties for an event related to the EQUIPMENT that occurred during the period LESSEE is or was on the possession thereof.

12.4.1
The effectively obtained by third parties in court or elsewhere shall be subject to the right of return added from all accessories, such as court and extra judicial expenses, lawyer’s fees among others.

13. GENERAL PROVISIONS

13.1.     LESSEE or LESSOR’s omission in requiring in one or more events, the total fulfillment of the contractual obligations or performing any right should not be a waiver or novation whatsoever.

13.2.     This Agreement is the total understanding between the PARTIES in respect to the object thereof, and succeeds all understanding and previous agreement, oral or written, between the PARTIES.  Any change or amendment shall be effective if agreed in writing, in an instrument properly singed by legal representatives of each PARTY.

13.3.     The rights and obligations under this AGREEMENT should be assigned only to third party upon the other PARTY’s prior written authorization.  LESSOR is herein authorized to assign this AGREEMENT to other companies in its economic group, upon a simple notice to the other PARTY in such event; the assignor shall remain jointly liable for the obligations of the affiliate or associate under this AGREEMENT.

13.4.     LESSEE is herein prohibited from subcontracting in whole or in party this AGREEMENT subject except if the subcontracting is previously and expressly authorized in writing by LESSOR.

13.5.     For the purposes of this Agreement, any notice, authorization, or requirement shall be in writing, and shall be deemed as performed, when delivered personally, or two (2) days after transmitted by fax (with transmission evidence) or three (3) days after sending the letter by international courier service to the address informed hereunder:

If addressed to LESSOR:
Address:  Av. Presidente Wilson, 231 - 21º andar
20030-021 - Rio de Janeiro  RJ - BRAZIL
Attn:  Alexandre Bittencourt Calmon
Veirano Advogados

If addressed to LESSEE:
Address:  Av. Rubens de Mendonça, 2254, Ed. American Business Center, sala 604, Jardim Aclimação, Cuiabá – MT – CEP 78050-000
Attn:  Raquel Cristina Rockenbach Bleich

Sole Paragraph.  The notices addresses should be changed, which changes shall be effective only when the other Party has been notified on such change as provided for in the Paragraph 13.5 above.

13.6.     This AGREEMENT is governed by the laws of the Federative Republic of Brazil.

13.7.     The Parties herein elect the Courts of Cuiabá, State of Mato Grosso, to solve any conflicts and controversies arising from the interpretation or performance of this AGREEMENT excluding any other the most privileged it might be.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties herein sign this AGREEMENT by the PARTIES legal representatives in the presence of two witnesses.

Cuiabá (MT), April 04, 2011.

MINERAL – PARCEIROS EM MINERAÇÃO LTDA
Name: MICHAEL CAMPBELL
Title: Attorney-in-fact

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME
Name: REGINALDO LUIZ DE ALMEIDA FERREIRA
Title: Owner

Witnesses:

1. _____________________________	2._____________________________
Name:	Name:
RG [Identity card]:	RG:
CPF[Individual Taxpayer’s Roll]:	CPF:

ATTACHMENT I – EQUIPMENT

QTY	Equipment	Price by Unit		Total
13	Trucks	US$	182,353	US$	2,370,588
2	460 BLC – VOLVO bulldozer	US$	570,588	US$	1,141,176
1	240 BLC – VOLVO bulldozer	US$	358,824	US$	358,824
2	L60 – VOLVO loader	US$	223,529	US$	447,059
1	D 65 crawler	US$	147,059	US$	147,059
3	Hammer mill	US$	35,294	US$	105,882
2	Ball mill	US$	329,412	US$	658,824
3	CV 75 engines	US$	8,824	US$	26,471
12	Centrifugals	US$	9,412	US$	112,941
		TOTAL			$5,368,824

ATTACHMENT II – LEASE PRICE

1. LESSEE shall pay monthly thirty percent (30%) on the PRODUCTION NET INCOME to LESSOR on the EQUIPMENT rental as obtained from ORE PROPERTIES t

2.            The rentals shall be paid up to the 5th business day of each month by LESSEE, in REAIS or gold, irrespective any collection from LESSOR.

2.1.         In any rental payment in gold, the  amount to be delivered by LESSEE to LESSOR shall be determined based on the ore (gold) closing price on the day prior to the payment of the standard index internationally accepted for the definition of the daily price of the ore (gold).

2.2          The rental payment in gold should be made on the delivery of the ore by LESSEE to LESSOR, to be made available by LESSEE to LESSOR at LESSEE operation place to be confirmed by LESSEE to LESSOR.  The ore shall be deemed delivered on any evidence of the receipt to be issued by LESSOR to LESSEE on the delivery date, which is an evidence of the settlement of the due interests installment.

2.3.         LESSEE is liable for arranging and bears with the ore transportation expenses from LESSEE operation place to be confirmed thereby to LESSOR, and all shall bear the costs related thereon. .

2.4.         The amount of any interests’ payment in REAIS shall be deposited in LESSOR current account to be indicated to LESSEE. .